NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
1. ELECTION OF DIRECTORS
NOMINEES FOR ELECTION OF CLASS I DIRECTORS
CLASS II DIRECTORS WHOSE TERMS CONTINUE UNTIL THE 2002 ANNUAL MEETING OF SHAREHOLDERS
CLASS III DIRECTORS WHOSE TERMS CONTINUE UNTIL THE 2003 ANNUAL MEETING OF SHAREHOLDERS
2. PROPOSAL RESPECTING THE NATIONAL PROCESSING INC. 2001 RESTRICTED STOCK PLAN
3. SELECTION OF INDEPENDENT AUDITORS
REPORT OF COMPENSATION COMMITTEE
SHAREHOLDER RETURN PERFORMANCE
REPORT OF THE AUDIT COMMITTEE

SCHEDULE 14A

(Rule 14a)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No.      )

Filed by the Registrant

Filed by a Party other than the Registrant

Check the appropriate box:

Preliminary Proxy Statement	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement Definitive Additional Materials
Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

National Processing, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

No fee required.

  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

  Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by
  Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

National Processing, Inc.

March 30, 2001

Dear Shareholder:

   You are invited to attend the 2001 Annual Meeting of Shareholders of National Processing, Inc., which will be held at National Processing, Inc.’s offices, 1231 Durrett Lane, Louisville, Kentucky 40213, on Thursday, May 10, 2001, commencing at 9:00 a.m., Eastern Daylight Time.

   The primary business of the meeting will be to consider and vote upon the election of the Class I directors, the National Processing, Inc. 2001 Restricted Stock Plan, the selection of Ernst & Young LLP as independent auditors for 2001, and the transaction of such other business as may properly come before the meeting.

   The formal Notice of Annual Meeting and Proxy Statement containing further information pertinent to the business of the 2001 Annual Meeting is set forth on the following pages. Our Annual Report on Form 10-K for the year 2000 is also enclosed.

   Your vote is important no matter how many shares you own and we hope you will be able to attend the 2001 Annual Meeting in person. In any event, whether or not you plan to attend the 2001 Annual Meeting, you may submit your proxy by using the internet, using the telephone or by signing and dating the enclosed proxy card and returning it in the accompanying envelope. If you wish to communicate directly with us, the mailing address of our principal executive offices is: National Processing, Inc., 1231 Durrett Lane, Louisville, Kentucky 40213.

Sincerely,

/s/ Thomas A. Wimsett

THOMAS A. WIMSETT

President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Shareholders of

NATIONAL PROCESSING, INC.

   The Annual Meeting of Shareholders of National Processing, Inc. will be held at National Processing, Inc.’s offices, 1231 Durrett Lane, Louisville, Kentucky 40213, on Thursday, May 10, 2001, at 9:00 a.m., Eastern Daylight Time, for the purpose of considering and voting upon the following matters:

           1.  The election of the Class I directors;

2.	The National Processing, Inc., 2001 Restricted Stock Plan;

3.	The selection of independent auditors for 2001; and

4.	The transaction of such other business as may properly come before the meeting.

   Shareholders of record on March 23, 2001, are entitled to receive notice of and to vote at the 2001 Annual Meeting. A list of the shareholders will be available at the meeting and for the 10 days preceding the meeting at the offices of National Processing, Inc., 1231 Durrett Lane, Louisville, Kentucky 40213.

   All shareholders who are entitled to vote, even if you are planning to attend the 2001 Annual Meeting, are requested to submit your proxy by using the internet, the telephone or by executing the enclosed proxy card and returning it in the enclosed postage-paid envelope. You may revoke your proxy at any time before it is voted. If you attend the 2001 Annual Meeting and vote in person, your vote will supersede any vote you may have previously made.

   Please vote your shares through any of the above mentioned methods.

By Order of the Board of Directors

/s/Carlton E. Langer

CARLTON E. LANGER
Secretary

March 30, 2001

PROXY STATEMENT

March 30, 2001

Solicitation and Revocability of Proxies

   This Proxy Statement is furnished in connection with the solicitation by the board of directors of National Processing, Inc. (“National Processing”) of the accompanying proxy to be used at the 2001 Annual Meeting of Shareholders of National Processing (the “2001 Annual Meeting”), and any adjournment thereof, and is being sent on approximately the date of this Proxy Statement to each of the holders of National Processing’s Common Stock (“National Processing Common”). The 2001 Annual Meeting will be held on May 10, 2001, at National Processing’s executive offices, 1231 Durrett Lane, Louisville, Kentucky 40213, commencing at 9:00 a.m. Eastern Daylight Time and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Shares represented by properly executed proxies, if such proxies are received in time and not revoked, will be voted at such meeting in accordance with any specifications thereon or, if no specifications are made, will be voted in favor of the election of directors, in favor of the National Processing, Inc. 2001 Restricted Stock Plan and in favor of the selection of Ernst & Young LLP as independent auditors for 2001. Any proxy may be revoked by the person giving it at any time before it is exercised by use of the telephone, the internet, by National Processing’s receipt of a later dated proxy, by receipt by the Secretary of National Processing of a revocation, or by such person appearing at the 2001 Annual Meeting and electing to vote in person.

Information as to Voting Securities

   The board of directors has fixed the close of business on March 23, 2001, as the record date for the determination of shareholders entitled to receive notice of and to vote at the 2001 Annual Meeting. Holders of National Processing Common, without par value, of record on the record date are the only shareholders entitled to vote at the 2001 Annual Meeting. On the record date, there were 51,213,393 shares of National Processing Common outstanding.

Board of Directors and Its Committees

   The board of directors of National Processing has the responsibility for establishing broad corporate policies and for the overall performance of National Processing. However, it is not involved in the day-to-day operating details of National Processing’s business. Members of the board are kept informed of National Processing’s business through various documents and reports provided by the President and other officers of National Processing and by participating in board and board committee meetings. Each director has access to all books, records, and reports of National Processing and members of management are available at all times to answer any director’s questions.

   In 2000, the board of directors of National Processing held five meetings. Average attendance by directors at those meetings was 95% and all directors attended 75% or more of the meetings of the board and the board committees they were scheduled to attend. Each of the persons nominated and elected as Class II directors of National Processing at National Processing Inc.’s 2000 Annual Meeting of Shareholders attended that Annual Meeting.

   The board of directors of National Processing has established two standing committees comprising directors who are appointed to those committees annually. The standing committees are the Audit Committee and the Compensation Committee, each of which is described below. The members of each committee are identified in the following pages and in the biographical information of the nominees for election of directors and continuing directors.

   The Audit Committee.  Information regarding the functions performed by the Audit Committee and its membership are set forth in the “Report of the Audit Committee” and the “Audit Committee Charter” included in this annual Proxy statement. The Audit Committee is comprised of directors who are independent of the management of National Processing. The Audit Committee is required to meet three times during the year and met three times during 2000. The members of the Audit Committee are Messrs. Heller, Jr., Gonzalez-Baz, and Gotschall. Mr. Heller, Jr. is chairman.

   The Compensation Committee. The Compensation Committee meets on the call of its chairman and met twice during 2000. The Compensation Committee is comprised of directors who are independent of the management of National Processing. The Compensation Committee considers matters relating to compensation policy and compensation of senior officers of National Processing and its subsidiaries and makes recommendations to the board of directors on matters relating to succession and organization of senior executive management. Under the terms of each of the National Processing, Inc. 1996 Stock Option Plan, the National Processing, Inc. 2000 Stock Option Plan and the National Processing, Inc. Non-Employee Directors Stock Option Plan, the Compensation Committee is authorized to grant share option rights and share appreciation rights to officers and employees of National Processing and its subsidiaries. The members of the Compensation Committee are Messrs. Gonzalez-Baz, Gotschall and Heller, Jr. Mr. Gonzalez-Baz is chairman.

Compensation of Directors

   Members of the board of directors of National Processing who are not officers of National City, National Processing or any of their subsidiaries (“Outside Directors”), receive a yearly retainer, payable in quarterly installments, and a fee for each meeting of the board, and each committee thereof, which they attend. The yearly retainer is $12,000. The fee for attendance at any board meeting or any committee meeting is $1,000. The chairman of each committee receives an additional fee of $500 for each meeting of that committee attended by that chairman. In addition, pursuant to the National Processing, Inc. Nonemployee Directors Stock Option Plan, each Outside Director who is first elected or appointed as a member of the board of directors is awarded an option to purchase 25,000 shares of National Processing Common and each ongoing Outside Director is automatically awarded an additional option to purchase 2,500 shares of National Processing Common. The options granted to newly elected Outside Directors are awarded on, and have an exercise price equal to the market value of National Processing Common on the date the director is elected or appointed. The options granted to each ongoing Outside Director are awarded on, and have an exercise price equal to the market value of National Processing Common on the first Friday following the annual meeting. The options are exercisable to the extent of one third of the shares covered by each option on each of the first through the third anniversaries of the date of grant. Each option has a maximum term of 10 years.

   Messrs. Gonzalez-Baz and Heller, Jr. each received options to purchase 2,500 shares in 2000. Mr. Gotschall received an option to purchase 25,000 shares as a new director in 2000.

Shareholder Action

1.  ELECTION OF DIRECTORS

   On March 15, 2001, pursuant to National Processing’s code of regulations, the board of directors increased the number of authorized directors from eight to nine and thereby was required to classify the board of directors with respect to the time for which the directors severally hold offices into three classes of three directors each. Pursuant to the board of directors resolutions, the initial term of the Class I directors will expire at the 2001 Annual Meeting of Shareholders; the initial term of the Class II directors will expire at the 2002 Annual Meeting of Shareholders; and the initial term of the Class III directors will expire at the 2003 Annual Meeting of Shareholders. After the initial term, each class of directors will have a three-year term of office. Each director will serve through their respective term and until their respective successors have been duly elected and qualified.

   It is intended that shares represented by the proxies, unless contrary instructions are given, will be voted for the election of the three nominees for election as Class I directors. Although management does not expect that any nominee will be unavailable for election, in the event that vacancies occur unexpectedly, the shares will be voted for substitute nominees, if any.

   The three nominees for election as Class I directors and the Class II and Class III directors are identified below and in the following pages. Messrs. Clark, Heller, Jr. and Siefers are presently Class I directors of National Processing. Messrs. Heller, Jr. and Siefers were last elected Class I directors in 1999. Mr. Clark was appointed to the board of directors during 2000. The following material contains biographical information concerning each nominee and each continuing director, including recent employment, positions with National Processing, other directorships, age, and the number of shares of National Processing Common beneficially owned, all as of February 28, 2001. Unless otherwise indicated, the directors and nominees have sole voting and investment power with respect to National Processing’s securities shown to be owned by each.

NOMINEES FOR ELECTION OF CLASS I DIRECTORS

Clark Photo	PAUL G. CLARK, Chairman of the Board of National Processing, Inc. since 2000. Executive Vice President of National City Corporation, a financial holding company. Chief Executive Officer of National City Bank of Michigan/Illinois from 1997 to 2000. Prior to 1997 Executive Vice President of National City Bank of Pennsylvania. Age: 47. Shares of National Processing Common owned: 2,200.

Heller, Jr. Photo	PRESTON B. HELLER, Jr., Retired as Chairman, Chief Executive Officer of Pioneer-Standard Electronics, Inc., an industrial distributor of electronics and computer products, during 1996. Prior to that time he served as Chairman and Chief Executive Officer. Director of National Processing since 1996. Chairman of the Audit Committee and member of the Compensation Committee. Age: 71. Shares of National Processing Common owned: 39,501 including options for 30,001 shares of National Processing Common.

Siefers Photo	ROBERT G. SIEFERS, Vice Chairman of National City Corporation, a financial holding company. Vice Chairman and Chief Financial Officer of National City Corporation from 1997 to 2000. Prior to 1997 Executive Vice President and Chief Financial Officer of National City Corporation. Director of HCR Manor Care, Inc. Director of National Processing since 1996. Age: 55. Shares of National Processing Common owned: 10,000.

Vote By Shareholders

   The election of directors requires the plurality of the votes of the shares of National Processing Common present in person or represented by proxy at the meeting and entitled to vote for the election of directors.

   The board of directors of National Processing recommends a vote FOR the slate of director nominees.

CLASS II DIRECTORS WHOSE TERMS CONTINUE UNTIL THE 2002 ANNUAL MEETING OF SHAREHOLDERS

Gonzalez-Baz Photo	AURELIANO GONZALEZ-BAZ, Partner in Bryan Gonzalez Vargas y Gonzalez-Baz, a full service law firm. Director of National Processing since 1996. Chairman of the Compensation Committee and member of the Audit Committee. Age: 53. Shares of National Processing Common owned: 30,001 consisting of options for 30,001 shares of National Processing Common.

Gorney Photo	JON L. GORNEY, Executive Vice President of National City Corporation, a financial holding company. Director of National Processing since 1999. Age: 50. Shares of National Processing Common owned: 300.

Ramirez Photo	J. ARMANDO RAMIREZ, Executive Vice President of National City Corporation, a financial holding company. Prior to 2000 Senior Vice President of National City Corporation. Director of National Processing since 1999. Age: 45. Shares of National Processing Common owned: 2,000.

CLASS III DIRECTORS WHOSE TERMS CONTINUE UNTIL THE 2003 ANNUAL MEETING OF SHAREHOLDERS

Gotschall Photo	JEFFREY P. GOTSCHALL, President and Chief Executive Officer of SIFCO Industries Inc., a manufacturer of aircraft and engine parts. Director of SIFCO Industries Inc. Director of National Processing since 2000. Member of the Audit and Compensation Committees. Age: 52. Shares of National Processing Common owned: 0.

Kelly Photo	JEFFREY D. KELLY, Executive Vice President and Chief Financial Officer of National City Corporation, a financial holding company since 2000. Director of National Processing since 1998. Age: 47. Shares of National Processing Common owned: 19,000.

Wimsett Photo	THOMAS A. WIMSETT, President and Chief Executive Officer of National Processing since 1999. Executive Vice President of National Processing and President of NPC Check Services from 1995 to 1999. Director of National Processing since 2001. Age: 37. Shares of National Processing Common owned: 295,001 including options for 275,001 shares of National Processing Common.

Beneficial Ownership

   As of February 28, 2001, National Processing had one class of equity security outstanding, National Processing Common.

   Beneficial ownership of National Processing’s outstanding equity security, for purposes of the ownership disclosures, has been determined in accordance with Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934 (“Exchange Act”), under which Rule a person is deemed to be the beneficial owner of securities if he or she has or shares voting power or investment power in respect of such securities or has the right to acquire beneficial ownership within 60 days. Accordingly, the amounts shown in the following table do not purport to represent beneficial ownership for any purpose other than as set forth under such Rule. Further, beneficial ownership as determined in this manner does not necessarily bear on the economic incidence of ownership of National Processing Common.

   The following table sets forth the beneficial security ownership of all shareholders known to National Processing as of February 28, 2001, to be the owner of more than five percent of National Processing Common. For purposes of this disclosure, the amount of outstanding National Processing Common is the aggregate number of shares of National Processing Common actually outstanding on such date plus an amount equal to the aggregate amount of National Processing Common which could be issued upon the exercise of stock options by such person or firm at that date.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

	(2)	(3)
	Name	Amount
(1)	and Address	and Nature of	(4)
Title of	of Beneficial	Beneficial	Percent
Class	Owner	Ownership(1)	of Class

Common Stock	National City Corporation 1900 East Ninth Street Cleveland, OH 44114-3484	44,365,400	86.62%

(1)	The listed beneficial owner is not known to have had, as of February 28, 2001, the right to acquire beneficial ownership, as specified in Rule 13d-3(d)(1) under the Exchange Act, of any shares of National Processing Common.

Section 16(a) Beneficial Ownership Reporting Compliance

   Under federal securities law, National Processing’s directors, certain officers, and persons holding more than 10% of any class of National Processing’s equity securities are required to report, within specified monthly and annual due dates, their initial ownership in any class of National Processing’s equity securities and all subsequent acquisitions, dispositions or other transfers of interest in such securities, if and to the extent reportable events occur that require reporting by such due dates. National Processing is required to describe in this proxy statement whether it has knowledge that any person required to file such a report may have failed to do so in a timely manner. In this regard, to National Processing’s knowledge, based solely on the review of copies of reports furnished to National Processing by its directors and executive officers pursuant to Rule 16a-3 promulgated pursuant to the Exchange Act, and on written representations that no other reports were required during the period ending December 31, 2000, all of National Processing’s directors and officers satisfied such filing requirements in full, except for David E. Fountain who made one late filing pertaining to an open market acquisition of National Processing Common.

BENEFICIAL SECURITY OWNERSHIP OF MANAGEMENT

   The following table sets forth, as of February 28, 2001, the beneficial security ownership (including shares with respect to which the following persons have the right to acquire beneficial ownership within 60 days after such date) of (a) each director or nominee of National Processing; (b) the chief executive officer and the three other most highly compensated executive officers of National Processing; (c) Steven T. Pedersen, who, but for the fact he was no longer serving as Executive Vice President of National Processing at the end of 2000, would have been among the other most highly compensated executive officers who were serving as executive officers of National Processing at the end of 2000; and (d) all directors and executive officers of National Processing as a Group:

BENEFICIAL SECURITY OWNERSHIP OF MANAGEMENT

		Amount and
		Nature of
		Beneficial	Percent
Title of Class	Name of Beneficial Owner	Ownership	of Class

National Processing Common	Paul G. Clark	2,200	*
National Processing Common	David E. Fountain	28,501	*
National Processing Common	Aureliano Gonzalez-Baz	30,001	*
National Processing Common	Jeffrey P. Gotschall	0	*
National Processing Common	Jon L. Gorney	300	*
National Processing Common	Preston B. Heller, Jr.	39,501	*
National Processing Common	Jeffrey D. Kelly	19,000	*
National Processing Common	Norman M. Martin	8,334	*
National Processing Common	Steven T. Pedersen(1)	2,000	*
National Processing Common	Mark D. Pyke	54,551	*
National Processing Common	J. Armando Ramirez	2,000	*
National Processing Common	Robert G. Siefers	10,000	*
National Processing Common	Thomas A. Wimsett	295,001	*
National Processing Common	Directors and Executive Officers of National Processing as a Group	492,914	* %

 *  The percent of National Processing Common beneficially owned is less than 1%.

(1)	Steven T. Pedersen resigned as Executive Vice President effective March 31, 2000.

2.  PROPOSAL RESPECTING THE NATIONAL PROCESSING INC. 2001 RESTRICTED STOCK PLAN

   At the 2001 Annual Meeting of the Shareholders there will be presented for shareholder approval the National Processing, Inc. 2001 Restricted Stock Plan (the “Plan”) which was adopted by the board of directors at its January 25, 2001 meeting subject to the approval of National Processing’s shareholders. The purposes of the Plan are to provide employment incentives and to encourage stock ownership by key employees of National Processing and its subsidiaries.

   The Plan will be administered by the board of directors of National Processing which may from time to time delegate all or any part of its authority under the Plan to a committee of directors (the “Committee”). The complete text of the Plan appears as Exhibit B to this Proxy Statement. While the main features of the Plan are summarized below, such summaries are in all respects subject to the complete text of the Plan set forth in Exhibit B.

Stock Subject to Plan

   Subject to adjustment as provided by the Plan, the total number of shares of National Processing Common reserved and available for distribution under the Plan shall be Five Hundred Thousand (500,000) shares of National Processing Common. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares. If any Participant forfeits any shares of restricted stock that are subject to any award granted pursuant to the Plan, or any such award otherwise terminates with respect to any shares of restricted stock without the restrictions being terminated, such shares shall again be available for distribution in connection with future awards under the Plan.

   In event of any stock dividend, stock split, combination of shares, recapitalization or other change in capital structure of National Processing, including merger, consolidation, spinoff, reorganization, partial or complete liquidation, issuance of rights or warrants to purchase securities, or any other corporate transaction or event having an effect similar to any of the foregoing, the board of directors may make such substitution or adjustment in the aggregate number of shares of National Processing Common and, if necessary, in the kind of securities reserved for issuance under the Plan, and in the number of shares subject of outstanding awards granted under the Plan in the aggregate or to any participant and in the maximum number of shares that may be awarded to any participant all as may be determined to be appropriate by the board of directors, acting in its sole discretion.

   National Processing shall not be required to issue any fractional share of National Processing Common pursuant to the Plan. The board of directors may provide for the elimination of fractions or the settlement of fractions in cash.

Eligibility and Participation

   The board of directors will, from time to time, determine those employees who are to receive awards. No participant shall have granted to him or to her, or on his or on her behalf, in one or more awards, more than One Hundred Thousand (100,000) shares of National Processing Common in the aggregate under the Plan. If a participant ceases to be an eligible person during a restricted period, the award agreement shall provide the extent to which the restrictions on the restricted stock, or any portion thereof, subject of such award agreement shall lapse or whether all or any portion of such restricted stock shall be forfeited. Restricted stock which is forfeited shall be returned to National Processing from the escrow described below, and the participant shall have no further interest in such stock.

Awards

   The board of directors will, from time to time, designate those eligible persons to be granted awards under the Plan, the number of shares of restricted stock to be granted in an award to an eligible person, the terms upon which the restrictions on any restricted stock shall lapse and the restricted stock will become freely transferable, and such other conditions as the board of directors may deem appropriate. Not all grants of awards need to be on the same terms and conditions even though granted at the same time, and the terms of award agreements may vary from time to time and from participant to participant, depending upon the purpose of the award. The restrictions established by the board of directors on any award may be of any length of time as determined by the board of directors. No grants of awards under the Plan may be made after the tenth anniversary of the Plan’s effective date. The board of directors may establish any additional restrictions on the restricted stock it deems appropriate.

Plan Restrictions

   During the restricted period for any award, a participant may not, voluntarily or involuntarily, sell, assign, encumber, pledge or otherwise transfer any shares of restricted stock subject of the award, or any interest therein, otherwise than by will or the law of descent and distribution. Any attempted sale, assignment, encumbrance, pledge or other transfer of the restricted stock or any interest therein, in derogation of these restrictions shall result in a forfeiture to National Processing of all restricted stock subject to such attempted transfer.

Shareholder Rights

   All restricted stock shall be registered in the shareholder records of National Processing in the name of the participant to whom the award was made. Except for plan restrictions, and except for any additional restrictions contained in the award agreement including any assignment of rights to dividends payable from time to time on the restricted stock (cash or property), the participant shall have all rights of a holder of National Processing Common.

Award Agreement

   Each participant granted an award of restricted stock shall enter into an award agreement with National Processing in a form specified by the board of directors, agreeing to the terms and conditions of the award and such other matters as the board of directors shall in its sole discretion determine, including any additional conditions of forfeiture. The execution and delivery of the award agreement by the grantee of the award shall be a condition precedent to the registration in the name of the grantee of the restricted stock subject to the award. A failure to execute and deliver the award agreement within sixty (60) days after the grant of an award may terminate the award upon the determination of the board of directors. The award agreement may, but need not, allow the restrictions to lapse serially or in total over any period of time as selected by the board of directors. If any participant forfeits any shares of restricted stock that are subject to any award, or any such award otherwise terminates with respect to any shares of restricted stock thereunder without the restrictions being terminated, the participant shall have no further interest in such restricted stock.

Lapse of Restrictions

   Within 60 days after the plan restrictions expire or having otherwise been satisfied with respect to one or more shares of restricted stock, subject to tax withholding obligations National Processing shall deliver to the participant (or his legal representative, beneficiary or heir) a stock certificate for such shares without the legend referred to above and free of plan restrictions. The number of shares of National Processing Common to be released shall be the same number as to which the plan restrictions have lapsed.

Escrow

   Certificates representing shares of restricted stock which are the subject of an award shall be physically held by National Processing or its nominee, during the restricted period. Upon the termination of the restricted period, National Processing shall cause the certificate representing the shares of National Processing Common subject of the award to be reissued. If the plan restrictions have been satisfied as to any shares of restricted stock, such shares shall be removed from escrow and delivered to National Processing for reissuance and delivery of National Processing Common in the name of the participant. If any shares of restricted stock are to be forfeited, such shares shall be delivered to National Processing for reissuance under the plan.

Administration

   The Plan shall be administered by the board of directors in accordance with any administrative guidelines and any rules that may be established from time to time by the board of directors.

   The board of directors shall have the authority to establish, adopt or revise such rules or regulations relating to the Plan as it may deem necessary or advisable for the administration of the Plan. The board of directors may elect to defer the effective date of the Plan or the granting of any award or the lapsing of any plan restrictions, if the board of directors determines that such actions may be necessary to be in compliance with any state or federal statute, regulatory authority or judicial order.

   The board of directors shall have full power and authority to interpret, construe and administer the Plan and all awards agreements and its interpretations and construction under the Plan, and actions taken pursuant to the Plan, including the timing, form, amount or recipient of any payment to be made pursuant to the Plan, and its decisions shall be binding and conclusive on all persons for all purposes.

   The board of directors may from time to time delegate all or any part of its authority under the Plan to a Committee. To the extent of such delegation, references in this summary to the “board of directors” shall include the Committee. The board of directors may name assistants who may be, but need not be, members of the board of directors. Such assistants shall serve at the pleasure of the board of directors, and shall perform such functions as are provided for and such other functions as may be assigned by the board of directors.

Change in Control

   In the event of a change in control all restrictions will lapse and be of no further force or effect and National Processing shall cause all outstanding restricted stock to be exchanged for National Processing Common free of the restricted stock legend and of the restrictions.

Definition of Change in Control

   “Change in Control” shall mean the occurrence of any of the following events:

   (a)  National Processing is merged, consolidated or reorganized into or with another corporation or other legal person not affiliated with National City Corporation, a Delaware Corporation, or any of its successors (“National City”), and as a result of such merger, consolidation or reorganization less than sixty-five percent of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction are held in the aggregate by the holders of voting stock immediately prior to such transaction;

   (b)  National Processing sells or otherwise transfers all or substantially all of its assets to another corporation or other legal person not affiliated with National City, and as a result of such sale or transfer less than sixty-five percent of the combined voting power of the then-outstanding securities of such corporation or person immediately after such sale or transfer is held in the aggregate by the holders of voting stock immediately prior to such sale or transfer;

   (c)  If, during any period of two consecutive years, individuals who at the beginning of such period constitute the directors cease for any reason to constitute at least a majority thereof; provided, however, that for purposes of this clause (c) each director who is first elected, or first nominated for election by National Processing’s shareholders, by a vote of at least two-thirds of the directors (or a committee thereof) then still in office who were directors at the beginning of any such period will be deemed to have been a director at the beginning of such period.

   (d)  Notwithstanding the events described above, in the case where the individuals who constitute the directors of National Processing at the time a specific change in control transaction is first presented or disclosed to the board of directors will, by the terms of the definitive agreement for that transaction, constitute at least a majority of the members of the board of directors of the resulting corporation or person immediately following such transaction, then, prior to the occurrence of any event that would otherwise constitute a change in control the board of directors may determine by majority vote of the board of directors that the specific transaction does not constitute a change in control.

Amendment or Termination

   National Processing expects to continue the Plan indefinitely, but reserves the right, by action of the board of directors, to amend it from time to time, or to discontinue it if such a change is deemed necessary or desirable except that shareholder approval shall be required for any amendment or modification of the Plan that, in the opinion of the National Processing’s counsel, would be required by Section 162(m) of the Internal Revenue Code of 1986, as amended, or any regulations promulgated thereunder. However, if the board of directors should discontinue the Plan, awards previously made shall nevertheless continue with the provisions of the Plan and award agreements as in effect prior to the Plan’s termination.

Expense

   All expenses and costs in connection with the operation of the Plan shall be borne by National Processing.

Withholding Taxes

   National Processing shall be entitled to take appropriate measures to withhold from the shares of National Processing Common becoming free of plan restrictions or to otherwise obtain from the participant sufficient sums for the amount National Processing deems necessary to satisfy any applicable federal, state, local and/or foreign income tax withholding obligations or to make other appropriate arrangements with participants to satisfy such obligations.

Laws Governing

   The Plan shall be construed in accordance with and governed by the laws of the state of Ohio.

Plan Binding National Processing, Employees and Their Successors

   The Plan shall be binding upon and inure to the benefit of National Processing its successors and assigns and each participant and his or her beneficiaries, heirs, executors, administrators and legal representatives.

Federal Tax Consequences

   The award of restricted stock pursuant to the Plan to an employee will not result in any taxable income to them at the time of the award, unless the employee so elects. Unless the employee elected to recognize the income at the time of the award, the employee will recognize income for tax purposes at the time the restrictions on the restricted stock lapse. The amount of income to be recognized by the employee is the fair market value of National Processing Common at the time the restrictions lapse or at the time of the award, if the employee has elected to recognize the income at that time.

   Any dividends received by the participants as a result of restricted stock will be treated as ordinary earned income, until such time as the restrictions lapse and as dividend income after the restrictions have lapsed.

   The amount of income included in the employee’s taxable earned income, resulting from the award of restricted stock and the lapsing of the restrictions, will measure the amount of the deduction to which National Processing is entitled.

   The tax basis of an employee in the stock awarded pursuant to the Plan will be the fair market value of the stock at the time the restrictions lapse or at the time of the award, if the employee elected to recognize the income at such time.

General

   The closing price of National Processing Common as reported by the Wall Street Journal for March 23, 2001 was $18.13 per share.

2001 Restricted Stock Plan Benefits

   It is not possible to determine future awards that will be received by eligible employees under the 2001 Plan.

Vote by Shareholders

   The proposal requires for its adoption the favorable vote of the holders of shares of National Processing Common representing at least a majority of the votes cast, whether in person or represented by proxy.

   The board of directors of National Processing recommends a vote FOR this proposal.

3.  SELECTION OF INDEPENDENT AUDITORS

   The Board of Directors of National Processing believes it appropriate to submit for action by the shareholders of National Processing, the approval of the selection of Ernst & Young LLP, independent auditors, as auditors for National Processing for the year 2001. The firm and its predecessors have served as independent auditors for National Processing Company, an operating subsidiary of National Processing, since 1993 and for National Processing since 1996 the year of its initial public offering. In the opinion of the board of directors of National Processing, the reputation, qualifications and experience of the firm make appropriate its reappointment for 2001. A representative of the firm is expected to be present at the Annual Meeting with the opportunity to make a statement if such representative desires to do so and is expected to be available to respond to appropriate questions.

  Approval by Shareholders

   The proposal requires for its adoption the favorable vote of the holders of shares of National Processing Common representing at least a majority of the votes cast, whether in person or represented by proxy.

   The board of directors of National Processing recommends a vote FOR this proposal.

REMUNERATION OF EXECUTIVE OFFICERS

AND TRANSACTIONS WITH MANAGEMENT

Executive Compensation

   (a)  Compensation. The following table sets forth, together with certain other information, the compensation earned during the fiscal year ended December 31, 2000 by (i) Thomas A. Wimsett the President and Chief Executive Officer of National Processing, (ii) the three other most highly compensated executive officers of National Processing, and (iii) Steven T. Pedersen who, but for the fact that he was not serving as an executive officer of National Processing at the end of 2000, would have been among the other most highly compensated executive officers.

SUMMARY COMPENSATION TABLE

	Annual Compensation				Long-Term Compensation

					Awards		Payouts

					Restricted	Securities		All
				Other	Stock	Underlying		Other
Name and Principal			Bonus	Annual	Award(s)	Options/	LTIP	Comp
Position	Year	Salary($)	($)	Comp($)	($)(2)	SARs(#)(3)	Payouts($)	($)(4)

T. A. Wimsett	2000	$291,667	$360,000	$0	$0	130,000	$121,667	$18,333
President and Chief	1999	$210,000	$210,000	$0	$69,938	175,000	$0	$26,630
Executive Officer	1998	$183,333	$0	$0	$0	25,000	$0	$28,361

M. D. Pyke	2000	$196,667	$180,000	$0	$0	110,000	$0	$13,583
Executive Vice President	1999	$153,417	$114,750	$0	$0	60,000	$0	$13,700
	1998	$122,225	$44,250	$0	$0	7,500	$0	$10,482

N. M. Martin	2000	$160,000	$135,400	$0	$0	50,000	$0	$7,367
Executive Vice President	1999	$—	$—	$—	$—	—	$—	$—
	1998	$—	$—	$—	$—	—	$—	$—

D. E. Fountain	2000	$156,667	$144,000	$0	$0	50,000	$0	$11,583
Chief Financial Officer	1999	$135,000	$84,000	$0	$34,969	30,000	$0	$12,483
	1998	$103,167	$31,433	$0	$0	7,500	$0	$8,989

S. T. Pedersen(1)	2000	$200,000	$0	$0	$0	0	$0	$13,750
Executive Vice President	1999	$168,750	$144,000	$0	$69,938	20,000	$0	$14,555
	1998	$132,167	$25,312	$0	$0	0	$0	$13,143

(1)	Steven T. Pedersen resigned as Executive Vice President effective March 31, 2000.

(2)	Restricted stock award amounts shown for 1999 represent the grant date value of restricted National City Corporation common stock.

(3)	Securities Underlying Options/SARS illustrates options to purchase National Processing Common.

(4)	All Other Compensation includes matching contributions paid under the National City Savings and Investment Plan and Executive Savings Plan. For 2000, each of the named executive officers were credited with the following matching amounts under the Savings and Investment Plan: T.A. Wimsett $6,562; M.D. Pyke $6,562; N.M. Martin $5,350; D.E. Fountain $6,562; and S.T. Pedersen $6,562. For 2000, each of the named executive officers were also credited with the following matching amount under the Executive Savings Plan: T.A. Wimsett $11,771; M.D. Pyke $7,021; N.M. Martin $2,017; D.E. Fountain $5,021; and S.T. Pedersen $7,188.

   (b)  Options. The following table provides information on options to acquire National Processing Common granted during 2000 to the named executive officers.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

	Individual Grants

	Number of	% of Total
	Securities	Options/SARs	Exercise
	Underlying	Granted to	or		Grant Date
	Options/SARs	Employees in	Base Price	Expiration	Present
Name	Granted(#)(1)	Fiscal Year(2)	($/sh)	Date	Value($)(3)

T. A. Wimsett	130,000	12.03%	$11.313	5/5/2010	$828,100

M. D. Pyke	110,000	10.18%	$11.313	5/5/2010	$700,700

N. M. Martin	25,000	2.31%	$8.875	1/1/2010	$122,000
	25,000	2.31%	$11.313	5/5/2010	$159,250

D. E. Fountain	50,000	4.63%	$11.313	5/5/2010	$318,500

S.T. Pedersen(4)	0	0%	$0	N/A	$0

(1)	Options are options to acquire National Processing Common. All such options are non-qualified stock options. Subject to the named executive officer remaining in the continuous employment of National Processing, the options become exercisable 33% annually beginning one year from the date of grant and expire not later than 10 years from the date of grant.

(2)	National Processing granted options representing 1,080,500 shares to National Processing employees during 2000.

(3)	In accordance with Securities and Exchange Commission rules, the Black-Scholes pricing model was used to estimate the Grant Date Present Value. The values indicated were calculated using the following assumptions: (i) an expected volatility of 0.479, (ii) an expected dividend yield of 0.0%, (iii) a risk-free interest rate at the date of grant of 5%, (iv) an expected option life of 7 years, and (v) no discounts for non-transferability or risk of forfeiture. The estimated values have been included solely for purposes of disclosure in accordance with the rules of the Securities and Exchange Commission and represent theoretical values. The actual value, if any, an executive may realize will depend upon the increase in the market price of National Processing Common through the date of exercise. Such an increase would benefit all shareholders of National Processing.

(4)	Steven T. Pedersen resigned as Executive Vice President effective March 31, 2000.

   Except as noted below, the following table sets forth the stock options for National Processing Common exercised by each of the named executive officers during the calendar year 2000 and the December 31, 2000 value of all unexercised stock options held by the named executive officers.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND

FY-END OPTION/SAR VALUES

				Number of
				Securities	Value of
				Underlying	Unexercised
				Unexercised	In-The-Money
				Options/SARs	Options/SARs
				at 12/31/00	at 12/31/00(3)
	Shares
	Acquired on	Value		Exercisable/	Exercisable/
Name	Exercise(#)	Realized($)(1)		Unexercisable	Unexercisable

T. A. Wimsett	0	$0		275,001/254,999	$1,482,811/$1,750,301
	0 (2)	$0	(2)	13,100/ 0 (2)	$190,806/$ 0 (4)

M. D. Pyke	0	$0		47,501/152,499	$305,842/$ 972,596

N. M. Martin	0	$0		0/ 50,000	$0/$ 345,313

D. E. Fountain	0	$0		27,501/72,499	$160,425/$ 465,513

S. T. Pedersen(5)	23,334	$68,731		0/ 0	$0/$ 0
	0 (2)	$0	(2)	16,700/ 0 (2)	$251,858/$ 0 (4)

(1)	The “Value Realized” is equal to the fair market value on the date of exercise less the option exercise price.

(2)	Pertains to options to purchase shares of National City Common.

(3)	Except as noted, the “Value of Unexercised In-the-Money-Options/SARs at 12/31/00” is equal to the difference (in no case less than zero) of the closing price of National Processing Common on December 31, 2000, which was $17.00, less the option/SAR exercise price.

(4)	The “Value of Unexercised In-The-Money Options/SARs at 12/31/00” is equal to the difference (in no case less than zero) of the closing price of National City Common on December 31, 2000, which was $28.75, less the option/SAR exercise price.

(5)	Steven T. Pedersen resigned as Executive Vice President effective March 31, 2000.

   The following table provides information on the awards of long-term incentive plan participation during the fiscal year ended December 31, 2000.

LONG-TERM INCENTIVE PLANS — AWARDS IN LAST FISCAL YEAR

			Estimated Future Payouts under
		Performance	Non-Stock
	Number of	or Other	Price-Based Plans(3)
	Shares, Units	Period Until
	or Other	Maturation or	Threshold	Target	Maximum
Name	Rights(#)(1)	Payout(2)	($)	($)	($)

T. A. Wimsett	N/A	December 31, 2003	$48,385	$96,770	$193,539

M. D. Pyke	N/A	December 31, 2003	$21,504	$43,009	$86,017

N. M. Martin	N/A	December 31, 2003	$17,203	$34,407	$68,814

D. E. Fountain	N/A	December 31, 2003	$17,203	$34,407	$68,814

S.T. Pedersen(4)	N/A	December 31, 2003	$0	$0	$0

(1)	Awards are cash awards based on a percentage of the individual’s average base pay. Base pay was assumed to increase at the rate of 4% per year. No shares or other rights are granted.

(2)	The Long-Term Plan grants cash awards based on a three-year cycle starting 1/1/00 and ending 12/31/03.

(3)	The payout is based on both a) National Processing’s compound growth rate in earnings over a three-year period and b) National Processing’s total shareholder return over the plan cycle as compared to peers. Payouts are made on a basis of a percentage of the average base pay for the three-year period for each participant.

(4)	Steven T. Pedersen resigned as Executive Vice President effective March 31, 2000.

   The value of benefits paid or furnished by National Processing in 2000 to executive officers, other than those included in the preceding table, are less than the amounts required to be disclosed pursuant to the Exchange Act.

REPORT OF COMPENSATION COMMITTEE

    National Processing believes that its shareholders should be provided with information about executive compensation that is easily understood and consistent with the Securities and Exchange Commission’s proxy rules on executive compensation.

   The information provided is intended to enable shareholders to fully understand the cash, performance-based and equity-based compensation programs for executives. National Processing welcomes shareholder comments or suggestions on whether the disclosure objectives have been met. Please send any comments to the Secretary, National Processing, Inc., c/o National City Corporation, 1900 East Ninth Street, Cleveland, OH 44114-3484, Attn: Carlton E. Langer, Loc. No. 2174.

COMPENSATION PHILOSOPHY

   National Processing is committed to linking compensation strategies with overall business objectives. The performance of National Processing’s employees is key to delivering the types of products and services that enable National Processing to be successful. National Processing has structured its compensation plans to reward individuals based on their personal achievement, their contribution to their business unit and on National Processing’s annual results of operation. Compensation strategies that are linked with business objectives are pursued. National Processing’s compensation philosophy recognizes the need for diversification in pay practices and variable pay opportunities provided through incentive plans and performance bonus programs which are important vehicles for rewarding individual employee achievement and contribution.

EXECUTIVE COMPENSATION PRINCIPLES

   National Processing believes that executive compensation should be linked to the attainment of aggressive business goals and the integration and implementation of annual and strategic plans. Above-average executive compensation levels can only be attained by meeting corporate and individual goals.

   The cornerstone of National Processing’s executive compensation program is based on the following guiding principles:

•	Focus on total compensation in determining overall and individual competitiveness;

•	Provide rewards for long-term strategic management and promote equity ownership to reinforce corporate success and shareholder value;

•	Place significant pay at risk based on the attainment of both corporate and individual performance goals; and

•	Attract and retain key executives who are critical to the long-term success of National Processing.

   National Processing believes that it is in the best interest of shareholders to retain as much flexibility with respect to the design and payment of compensation to its executive officers. National Processing recognizes the constraints imposed on this flexibility by Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) which disallows a tax deduction for non-exempted compensation it pays in excess of $1,000,000 to key executives. National Processing’s compensation plans are currently structured in such a manner that it is unlikely that non-exempted compensation paid to any executive officer in any year will exceed the limitation for deduction by National Processing established by Section 162(m), except where both National Processing’s and the Chief Executive Officer’s performances exceed expectations.

EQUITY-BASED REWARDS

   National Processing is committed to ensuring that the shareholders and employee owners share long-term interests. A focus on increasing employee equity ownership strengthens the link between executive rewards and long-term corporate performance.

   Stock options are an important component of total compensation and provide a long-term incentive to participants to align performance with shareholder interests. Stock options are awarded to employees based on their performance and contributions. Broad guidelines are used to award the stock options, with above-average awards linked to above-average individual performance and long-term potential.

CASH-BASED REWARDS

   National Processing believes that cash compensation should be driven by the attainment of aggressive business goals. These goals are based on annual and three-year plan cycles. Performance is assessed in terms of achievement of National Processing division and individual goals.

   National Processing establishes a salary range for each executive officer that is determined by an evaluation of job criteria. National Processing’s objective is to provide base compensation at market median and to provide total cash compensation opportunities above the market median when there is above-average performance. Executive salaries can vary within National Processing’s range structure based on performance, experience, and long-term potential.

   The National Processing Company Short-Term Incentive Compensation Plan for Senior Officers allows for rewards to be based on the achievement of individual performance goals and National Processing’s results. Awards under this plan are a percent of base pay and can range from 0% to 120% for the President, 0% to 90% for the executive vice presidents, 0% to 60% for senior vice presidents, and 0% to 30% for vice presidents of National Processing or its major subsidiaries.

   The National Processing Company Long-Term Incentive Compensation Plan for Senior Officers is designed to maximize returns to shareholders by linking the compensation of key executives to the overall profitability and success of National Processing. Awards under this plan are based on the attainment of total shareholder returns and earnings growth goals over a three-year plan cycle. The first plan cycle began on January 1, 1995, and a new plan cycle begins on January 1 of each fiscal year. Awards for plan cycles commencing on or before January 1, 1997 are based on National Processing’s compound growth rate in earnings over the plan cycle. Individual participant awards can range from 0% to 40% for Executive Vice Presidents and 0% to 60% for the President. Awards are based on average annual salary for the plan cycle if goals for the plan cycle are achieved. Awards for plan cycles commencing on or after January 1, 1998 are based on both a) National Processing’s ranking according to total shareholder return over the plan cycle, relative to a peer group comprised of comparable companies and b) the compounded growth rate in National Processing earnings over the plan cycle.

SUMMARY

   National Processing’s compensation programs serve to closely align an individual’s compensation opportunities with the impact of the individual’s contributions on the overall performance of National Processing. Both cash-based and equity-based vehicles are used to reward performance that is measured annually and over a three-year period. Achievement of aggressive business goals is used as measurement criteria. National Processing will continue to build on programs that tie total compensation to National Processing’s success.

THE COMPENSATION COMMITTEE’S REVIEW OF CEO COMPENSATION

   National Processing’s executive compensation program is based on National Processing’s and the executive’s performance and places a significant portion of the executive’s compensation at risk if goals are not achieved. The program rewards long-term strategic management by use of compensation that promotes equity ownership and emphasizes attention to shareholder value.

   Thomas A. Wimsett has served as President and Chief Executive Officer of National Processing since September, 1999. Mr. Wimsett’s base salary for 2000 was $291,667.

   Mr. Wimsett’s receipt of a bonus under the National Processing Company Short-Term Incentive Compensation Plan for Senior Officers depended upon the attainment of pre-determined objectives related primarily to National Processing’s net income. Mr. Wimsett received an award pursuant to this plan for 2000 in the amount of $360,000.

   Mr. Wimsett’s long-term bonus is designed to maximize returns to shareholders of National Processing by linking Mr. Wimsett’s compensation to the overall profitability and success of National Processing. The bonus is determined in part by comparing National Processing’s total shareholder return over the three-year plan cycle to the total shareholder return of a peer group for the same period and in part by National Processing’s compound earnings growth rate over the three-year plan cycle. The award is paid within 90 days of the completion of each plan cycle. Mr. Wimsett received an award of $121,667 for the three-year plan cycle ending December 31, 2000.

   The purpose of the National Processing, Inc. 2000 Stock Option Plan is to enable National Processing to attract, compensate, and retain officers and other key employees and provide them with appropriate employment incentives and rewards for superior performance by encouraging capital accumulation and stock ownership. In 2000, Mr. Wimsett received options to purchase 130,000 shares of National Processing Common with an exercise price of $11.313.

   Mr. Wimsett also participates in the National City Savings and Investment Plan and the National City Executive Savings Plan.

Compensation Committee

Aureliano Gonzalez-Baz, Chairman
Jeffrey P. Gotschall
Preston B. Heller, Jr.

SHAREHOLDER RETURN PERFORMANCE

   Set forth below is a line graph comparing the total shareholder return (stock price change plus dividends) of National Processing Common from August 9, 1996 through December 31, 2000 with that of the Standard & Poor’s 500 Index (the “S&P 500 Index”) and the Standard & Poor’s Computer Software and Services Index (the “S&P Computer Software and Services Index”) based on an initial investment of $100 and assuming reinvestment of dividends, if any. The initial public offering of National Processing Common occurred on August 9, 1996, and the initial offering price of $16.50 was used as the beginning price for National Processing Common on the performance graph. National Processing also notes that the initial offering price of $16.50 was different from National Processing Common’s initial trading price of $19.00. August 30, 1996 was used as the initial investment date for the S&P indices.

Comparison of Cumulative Total Return

	8/96	12/96	12/97	12/98	12/99	12/00

S&P Computer Software & Services Index	100.0	118.0	154.4	262.4	472.8	251.0
S&P 500 Index	100.0	114.4	152.6	196.2	237.5	215.8
National Processing	100.0	97.0	59.8	33.3	53.8	103.0

REPORT OF THE AUDIT COMMITTEE

    The Audit Committee oversees National Processing’s financial reporting process on behalf of the board of directors. Management has primary responsibility for the financial statements, reporting processes and system of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements included in National Processing’s Annual Report on Form 10-K with management, which included a discussion of the selection of appropriate accounting principles, reasonableness of significant judgments, and clarity of disclosures in the financial statements.

   The Audit Committee reviewed with the independent auditor, who is responsible for expressing an opinion on the conformity of National Processing’s audited financial statements with generally accepted accounting principles, its judgment as to National Processing’s selection of appropriate accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has discussed with the independent auditor the auditor’s independence from management and National Processing, including the matters contained in the auditor’s written disclosure required by the Independence Standards Board and considered the compatibility of non-audit services with the auditor’s independence.

   The Audit Committee discussed with National Processing’s internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of National Processing’s internal controls, and the overall quality of National Processing’s financial reporting.

   The Audit Committee has recommended to the board of directors (and the board of directors has approved) that the audited financial statements be included in National Processing’s Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission. The Audit Committee and the board of directors have also recommended, subject to shareholder approval, the selection of Ernst & Young LLP as National Processing’s independent auditor.

Audit Committee

Preston B. Heller, Jr., Chairman
Aureliano Gonzalez-Baz
Jeffery P. Gotschall

February 20, 2001

Audit Fees

   The aggregate fees billed by Ernst & Young LLP for the annual audit of National Processing’s consolidated financial statements for the fiscal year ended December 31, 2000 and the reviews of the quarterly reports on Form 10-Q for the same fiscal year were $213,000.

All Other Fees

   The aggregate fees billed by Ernst & Young LLP for other services for the fiscal year ended December 31, 2000 were $656,000. All other fees consisted primarily of attestation services required by contract or regulation, and tax advisory and accounting advisory services.

DESCRIPTION OF NATIONAL PROCESSING’S COMPENSATION AND BENEFIT PLANS

   Savings Plan.  National Processing participates in the National City Savings and Investment Plan (the “Savings Plan”). The Savings Plan is a qualified salary reduction profit-sharing plan within the meaning of Section 401(k) of the Internal Revenue Code. Under the Savings Plan as amended, all eligible employees of National City Corporation (“National City”) and its adopting subsidiaries may participate in the Savings Plan by directing their employers to make Before-Tax Contributions (as defined in the Savings Plan) to the Savings Plan Trust (the “Trust”) for their accounts and to reduce their compensation by an equal amount. Subject to certain exceptions, contributions may be directed in any whole percentage between 1% and 12% of the employee’s base compensation and certain variable pay including overtime pay, bonuses, commissions, incentive compensation and other forms of special compensation paid in cash. Generally, an eligible employee is one (other than an employee of National Processing who is treated as a non-exempt employee under the Fair Labor Standards Act) who has completed one month of continuous service and is 21 years of age or older. Participants who have completed one year of continuous service shall also be eligible to receive Matching Employer Contributions on the basis of their Before-Tax Contributions made after that date as described herein. The employers also make contributions to the Trust (“Matching Employer Contributions”) in an amount equal to the Matching Employer Contributions percentage then in effect (the Matching Employer Contribution percentage is currently an amount equal to 115% of the first 6% of such an employee’s pay contributed as a Before-Tax Contribution). Before-Tax Contributions and Matching Employer Contributions are fully vested at all times.

   National Processing also participates in the National City Savings and Investment Plan No. 2 (the “Savings Plan No. 2”). The Savings Plan No. 2 is a qualified salary reduction profit sharing plan within the meaning of Section 401(k) of the Internal Revenue Code. The provisions of the Savings Plan No. 2 generally mirror the provisions of the Savings Plan except that participation in the Savings Plan No. 2 is limited to employees of National Processing who are treated as non-exempt employees under the Fair Labor Standards Act.

   Executive Plan.  National Processing participates in the National City Executive Savings Plan (the “Executive Plan”). The Executive Plan is a non-qualified salary reduction profit-sharing plan. The Executive Plan is to supplement the Savings Plan with respect to employee Before-Tax Contributions and the attendant Matching Employer Contributions which, by reason of an individual’s annual compensation, would not be otherwise allowed because of the annual maximum limit of the Code or because of the application, under the Code, of actual deferral percentage testing against prohibited excessive deferrals by highly compensated employees. The Executive Plan is substantially similar to the Savings Plan as to amounts of employee Before-Tax Contributions and Matching Employer Contributions.

   Participants in the Executive Plan are limited to those key officers of National Processing or its subsidiaries who may be designated from time to time by the National City Compensation and Organization Committee (the “ NCC Compensation Committee”). The benefits of the Executive Plan are without regard to any limitation imposed by the Code, or any other applicable law limiting the amount payable under a qualified plan (such as the Savings Plan), and represent unfunded general obligations of National City. Portions of such benefits are subject to certain provisions for forfeiture as set forth in the Executive Plan.

   Directors of National Processing or its subsidiaries who are not also employees of National Processing, National City or any of their subsidiaries are not eligible to participate in the Savings Plan or the Executive Plan.

   National Processing Company Long-Term Incentive Compensation Plan.  The National Processing Company Long-Term Incentive Compensation Plan (the “Long-Term Plan”) for Senior Officers focuses on maximizing returns to shareholders and promotes the long-term profitability and success of National Processing by providing an incentive to those key executives who are primarily responsible for such profitability and success.

   The Long-Term Plan is administered by the chief executive officer and designated representatives of National City (“Plan Committee”). Each new fiscal year begins a new three-year plan cycle.

   Effective for plan cycles commencing on or after January 1, 1998 each participant may receive a threshold award, a target award, or a maximum award expressed in each case as a percentage of average annual salary for the plan cycle. These awards are determined on the basis of both a) National Processing’s ranking, according to increase in total shareholder return over the plan cycle relative to a peer group comprised of comparable companies (the “Peer Award”) and b) National Processing’s compound growth rate in earnings over the plan cycle (the “Earnings Award”). Each participant’s total award equals the sum of their Peer Award and Earnings Award.

   Prior to the beginning of each such plan cycle, the Plan Committee will establish threshold, target, and maximum Peer Award performance levels for the plan cycle and determine a peer group of comparable companies. Peer Awards are determined based upon a relative comparison of National Processing total shareholder return during the plan cycle to the shareholder returns generated by members of the peer group.

   The Earnings Award is paid based upon National Processing’s compound earnings over the plan cycle. If National Processing has attained a compound growth rate in earnings of 12% over the plan cycle, then each participant for that plan cycle shall receive the target Earnings Award. If National Processing has attained a compound growth rate in earnings of 15% or more over the plan cycle, then each participant for that plan cycle shall receive the Maximum Earnings Award. In the event that National Processing’s compound growth rate in earnings over the plan cycle is greater than 10% but less than 15%, the Earnings Award for the plan cycle shall be pro-rated.

   Amounts awarded under the Long-Term Plan are paid within 90 days after the end of each plan cycle.

   The Long-Term Plan provides that, if a change in control of National Processing shall occur, then the implementation date of that change in control shall be the last day of all then current plan cycles, and no further plan cycles shall commence. The award of each participant in the Long-Term Plan for any then current plan cycle in which such participant participates shall be payable in cash to the participant within five business days after the implementation date of the change in control, and shall be in an amount equal to the participant’s maximum award for that plan cycle multiplied by a fraction the numerator of which is the number of full months completed since the beginning of that plan cycle and the denominator of which is thirty-six. In adopting this plan, it was felt this change in control provision was appropriate in that those individuals previously charged with providing superior total returns to the shareholders of National Processing would no longer be in the same position to guide the affairs of National Processing as they were prior to the event constituting a change in control. Furthermore, following a change in control of National Processing, no further performance comparisons could be made.

   Directors of National Processing or its subsidiaries who are not also employees of National Processing or its subsidiaries are not eligible to participate in the Long-Term Plan.

   National Processing Company Short-Term Incentive Compensation Plan.  The National Processing Company Short-Term Incentive Compensation Plan for Senior Officers (the “Short-Term Plan”) focuses on the short-term goals achieved by the individual participant and on National Processing’s results. Under this plan, awards can be granted to any officer of National Processing, or its subsidiaries as may be designated from time to time by the Plan Committee. Each participant in the Short-Term Plan is evaluated annually with respect to performance on approved objectives. Awards are based on individual results and can range from 0% to 120% of the recipient’s base salary in effect at the close of the year for which the evaluation is made. Awards under this plan are paid in cash no later than the end of first quarter of the following year.

   In the event of a change in control, the Short-Term Plan provides that each participant will be paid at the effective time of the change in control, the maximum benefit the participant is entitled to receive under the Short-Term Plan.

   Stock Option Plans.  The National Processing, Inc. 1996 Stock Option Plan and the National Processing, Inc.’s 2000 Stock Option Plan (the “Option Plans”) generally provide for the granting of options to purchase shares of National Processing Common. The options that have been granted are non-qualified options which are not intended to qualify as Incentive Stock Options under Section 422 of the Code.

   The Option Plans allow for the granting of an additional option feature (an “Additional Option”). The Additional Option feature allows a grant to receive an Additional Option when the optionee has used previously owned National Processing Common to pay the exercise price of an original option grant (a swap transaction) or to pay the amount to be withheld under applicable federal, state and local tax laws in connection with the exercise of an option. Each Additional Option’s termination date is the same as the termination of the option that originally had the Additional Option feature. Its option price is the market price at the time of the exercise of the original option. An Additional Option is not provided upon exercise of an Additional Option unless the board of directors directs otherwise. The Option Plans also allow for the granting of appreciation rights, but only in tandem with stock options previously granted or contemporaneously being granted. Appreciation rights have not been granted under the plan.

   The shares of National Processing Common that may be made the subject of option rights and appreciation rights pursuant to the Option Plan may be treasury shares or shares of original issue or a combination of the foregoing. The maximum number of shares of National Processing Common that may be sold upon exercise of option rights granted pursuant to the Option Plans is 9,000,000 shares of National Processing Common. The maximum option rights that may be granted to any one individual pursuant to the Option Plans is 1,900,000.

   Under the Option Plan, no options may be granted at less than 100% of the market value of National Processing Common on the date of the grant of the option. Stock option awards are based on current individual performance. Previous awards are not considered except for assuring the plan maximums are not exceeded.

   Restricted Stock Plans.  National City has in effect the Amended and Second Restated 1991 Restricted Stock Plan (the “1991 Restricted Stock Plan”) and the 1997 Restricted Stock Plan (the “1997 Restricted Stock Plan and together with the 1991 Restricted Stock Plan, the “Restricted Stock Plans”). Each of the Restricted Stock Plans has substantially similar provisions. The purpose of the Restricted Stock Plans is to provide alternative means of compensation and to promote the long-term profitability and success of National City by providing equity interests and equity-based incentives in National City and its subsidiaries key employees and members of the board of directors of National City.

   The Restricted Stock Plans are administered by the NCC Compensation Committee. Generally, the Restricted Stock Plans provide for the granting of shares of restricted National City Common (“Restricted Stock”) to a recipient and restricting that recipient’s rights to transfer the shares for a specific period of time. During that restricted period, those shares are subject to substantial risk of forfeiture. To the extent the recipient forfeits his interest in the Restricted Stock, he or she will have no rights in the Restricted Stock forfeited.

   Employees who have been identified by their managers as high potential employees, may be awarded Restricted Stock grants. The restrictions on grants to high potential employees typically lapse on the fourth anniversary of the grant.

   The total amount of Restricted Stock that may be awarded under the 1991 Restricted Stock Plan, as amended, is 2,000,000 shares, of which no more than 300,000 shares may be awarded in the aggregate to any one individual. The total amount of Restricted Stock that may be awarded under the 1997 Restricted Stock Plan is 3,000,000 shares, of which no more than 450,000 shares may be awarded in the aggregate to any one individual. Under the Restricted Stock Plans, awards of Restricted Stock may be made to any regular employee of National City (including employees who are members of the board of directors) or any of its subsidiaries and to the directors of National City who are not employees of National City or its subsidiaries (“Director Awards”).

   The Restricted Stock Plans contemplate that the NCC Compensation Committee may award Restricted Stock to the employees of National City and National City’s subsidiaries subject to the following restrictions: (a) all awards are to be made subject to transfer restrictions which are set by the NCC Compensation Committee; such restrictions must last at least six months from the date of the award under the 1991 Restricted Stock Plan; and (b) all awards of Restricted Stock shall be subject to the award agreement entered into between National City and the employee receiving the award (such agreements may differ from employee to employee and from award to award).

   Each of the Restricted Stock Plans provides that upon a change in control of National City (as defined in the 2001 Restricted Stock Plan), all restrictions thereunder will lapse and be of no further force or effect and that National City shall cause all outstanding Restricted Stock held under the Restricted Stock Plans to be exchanged for shares of National City Common free of any such restrictions.

   Agreements with Executives.  Certain key executive officers of National Processing have employment agreements (the “Employment Agreements”) with National Processing Company, a subsidiary of National Processing. Each of the Employment Agreements provides for a minimum annual base salary that does not differ materially from the amounts shown as salary in the Summary Compensation Table. The Employment Agreements generally provide that if the executive officer subject thereto is terminated for any reason other than the executive officer’s violation of the contract or cause, an amount equal to the officer’s base pay will be paid in semi-monthly installments, for either one or two years after termination, depending on the position held. The Employment Agreements also generally provide for the continuation of certain employee benefits.

   Each of the executive officers who has entered into an Employment Agreement has thereby agreed not to compete with National Processing in the United States and, in some cases, Mexico by not engaging in any capacity in any business that is competitive with, in the case of certain executives, any business of National Processing and, in the case of the other certain executives, the business of National Processing for which such officer bears primary managerial responsibility. These non-competitive restrictions remain in effect for the period in which the executive officer is entitled to receive payments under the Employment Agreement following termination as generally described above.

   Severance Agreements.  In order to assure itself of both present and future continuity of management in the event of a change in control, National Processing has entered into severance agreements (the “Severance Agreements”) with certain of its senior executive officers and other key employees (“Executives”). The Severance Agreements become immediately operative upon a change in control.

   The Severance Agreements provide that following a change in control, such Executives will be entitled to severance compensation upon termination of employment during the period commencing with the occurrence of the change in control and continuing until the earliest of (i) the third anniversary of the occurrence of the change in control, (ii) death, or (iii) attainment of age sixty-five and upon the occurrence of one or more certain additional events. As of the date of this proxy statement, there are Severance Agreements with 7 key employees of National Processing and its subsidiaries.

   The severance compensation will be a lump sum payment in an amount equal to three times the sum (for Executives) and two times the sum (for other senior officers) of (i) base pay at the highest rate in effect for any period prior to the termination date plus (ii) incentive pay in an amount equal to not less than the highest aggregate annual bonus, incentive, or other payments of cash compensation made or to be made in regard to services rendered in any calendar year during the three calendar years immediately preceding the year in which the change in control occurs, less the sum of (iii) any and all payments received from National Processing, National City, or a successor or their affiliates following a change in control plus (iv) any future payments to be made in accordance with any Employment Agreements or other contracts between National Processing and such other entities (specifically excluding payments from any deferred compensation plan). For three years (for Executives) and two years (for other senior officers) following termination, National Processing will arrange to provide the Executives with welfare benefits substantially similar to those they were receiving or were entitled to receive immediately prior to the termination date, with such three-year period qualifying as service with National Processing for the purpose of determining service credits and benefits under National Processing’s various retirement benefit plans. Each Executive may waive one year of severance pay in exchange for being released from the non-competition restrictions contained in their respective Employment Agreements.

   National Processing has agreed to pay any and all legal fees incurred by the Executives in connection with the interpretation, enforcement, or defense of their rights under the Severance Agreements which arise from a Change in Control. The term of each Severance Agreement runs until the later of (i) the close of business on the third anniversary of the date of that Severance Agreement or (ii) the expiration of the three-year period of severance benefit coverage. On January 1 of each year, the term of each Severance Agreement is automatically extended for an additional year unless, not later than September 30 of the immediately preceding year, National Processing or the Executive shall have given notice that the party giving such notice does not wish to have the term extended. If, prior to a change in control, an Executive ceases for any reason to be an employee of National Processing or any subsidiary thereof, however, then the term of that Executive’s Severance Agreement will immediately terminate. For purposes of an Executive’s Severance Agreement, any termination of employment of the Executive or the removal of the Executive from the office or position in National Processing following the commencement of any discussion with a third person that ultimately results in a change in control shall be deemed to be a termination or removal of the Executive after a change in control.

   Under the Severance Agreements, a change in control occurs upon either of the following events: (i) National Processing is merged, consolidated or reorganized into or with another person other than National City, a successor of National City or an affiliate of National City or (ii) National Processing sells or otherwise transfers all or substantially all of its assets to another corporation, or National Processing causes or permits the sale or transfer of all or substantially all of its assets or assets of any subsidiary that has assets equal to or greater than 80% of the total assets of National Processing as reported on a consolidated basis, and as a result of such sale or transfer less than 50% of the combined voting power of the then outstanding securities of such corporation is held by National City.

SHAREHOLDER PROPOSALS

   Holders of National Processing Common who wish to make a proposal to be included in National Processing’s Proxy Statement and Proxy for National Processing’s 2002 Annual Meeting of Shareholders which, unless changed, is scheduled to be held on May 3, 2002, in Louisville, Kentucky must cause such proposal to be received by National Processing at its principal office not later than November 30, 2001. Each proposal submitted should be accompanied by the name and address of the shareholder submitting the proposal, the number of shares of National Processing Common owned, and the dates those shares were acquired by the shareholder. If the proponent is not a shareholder of record, proof of beneficial ownership should also be submitted. The proponent should also state his or her intention to appear at National Processing’s 2002 Annual Meeting of Shareholders, either in person or by representative, to present the proposal. The proxy rules of the Commission govern the content and form of shareholder proposals and the minimum stockholding requirement. All proposals must be made in compliance with National Processing’s Amended Articles of Incorporation and Code of Regulations and must be a proper subject for action at National Processing’s 2002 Annual Meeting of Shareholders.

TRANSACTIONS WITH MANAGEMENT

   Aureliano Gonzalez-Baz, a director since 1996, provided various legal services which were not in excess of $60,000 to National Processing and its subsidiaries in the ordinary course of business in 2000. Such services pertained to legal advice related to National Processing’s business operations in foreign countries. Without exception, all services provided by the director were at market rates. Similar additional services may be provided in the ordinary course of business in the future.

VOTING

   Each share of National Processing Common is entitled to one vote upon each matter presented at the 2001 Annual Meeting. A quorum of a majority of the voting power of National Processing in respect of any one of the purposes for which the 2001 Annual Meeting is called, is required for the transaction of business by shareholders at the 2001 Annual Meeting. The election of directors requires the plurality of the votes of the shares of National Processing Common present in person or represented by proxy at the 2001 Annual Meeting and entitled to vote for the election of directors. The approval of the National Processing, Inc. 2001 Restricted Stock Plan and the selection of Ernst & Young LLP as independent auditors for 2001, require the favorable vote of the holders of National Processing Common representing at least a majority of the votes cast, whether in person or represented by proxy. All other proposals and other business as may properly come before the 2001 Annual Meeting require the affirmative vote of a majority of the votes cast, except as otherwise provided by statute or National Processing’s Amended Articles of Incorporation or Code of Regulations. Abstentions are not counted for the purposes of determining the number of votes cast in person or by proxy on the approval of the National Processing Inc. 2001 Restricted Stock Plan and the selection of Ernst & Young LLP and will have no impact on the election of directors, the adoption of the National Processing Inc. 2001 Restricted Stock Plan or the selection of independent auditors. Abstentions are counted for determining if a quorum is present. Shares not voted on proxies returned by brokers are not counted for the purposes of determining the number of votes cast in person or by proxy at the 2001 Annual Meeting and will have no impact on the election of directors, the National Processing, Inc. 2001 Restricted Stock Plan and the selection of independent auditors.

   Methods.  You may vote in person at the 2001 Annual Meeting or by proxy. This year you have three ways to vote by proxy.

   1.  Connect to the website on the internet at http://www.votefast.com;

   2.  Call 1-800-250-9081; or

   3.  Sign and date the enclosed proxy card and return it in the accompanying envelope.

   Complete instructions for using these new convenient services for voting your proxy are set forth on the proxy card accompanying this proxy statement. The new internet and telephone services authenticate shareholders by use of a control number. Please be advised that if you choose to vote via the internet or the telephone, you do not need to return the proxy card.

   Rights.  Each share of your National Processing Common will be tabulated as one vote. In the event you vote and subsequently change your mind on a matter, you may revoke your proxy at any time prior to the close of voting at the 2001 Annual Meeting. You have five ways to revoke your proxy:

   1.  Connect to the website previously listed;

   2.  Call the 800 number previously listed;

   3.  Mailing a second later dated proxy;

   4.  Write to the National Processing Secretary; or

   5.  Vote in person at the 2001 Annual Meeting.

GENERAL

   The costs of solicitation of proxies will be borne by National Processing. In addition to using the mails, proxies may be solicited by personal interview, telephone, and wire; and it is anticipated that banks and brokerage houses, and other institutions, nominees, or fiduciaries will be requested to forward their proxy soliciting material to their principals and to obtain authorizations for the executions of proxies. Officers and regular employees of National Processing or its subsidiaries, acting on its behalf, may solicit proxies personally or by telephone or wire. National Processing does not expect to pay any other compensation for the solicitation of proxies, but may, upon request, pay the standard charges and expenses of banks, brokerage houses, and other institutions, nominees, and fiduciaries for forwarding proxy materials to and obtaining proxies from their principals. However, no such payment will be made to any National Processing subsidiaries acting through their nominees or acting as a fiduciary.

   Management of National Processing is not aware of any matters which may be presented for action at the 2001 Annual Meeting other than the matters herein set forth. If any other matters come before the 2001 Annual Meeting or any adjournment thereof, it is the intention of the persons named in the enclosed proxy to vote the shares represented thereby in accordance with their best judgment pursuant to the discretionary authority granted in the proxy.

By Order of the Board of Directors

CARLTON E. LANGER
Secretary
March 30, 2001

Exhibit A

NATIONAL PROCESSING, INC.

AUDIT COMMITTEE CHARTER

Statement of Policy

   The audit committee shall provide assistance to the board of directors in fulfilling its oversight responsibilities by reviewing the financial reports and related financial information provided by the Company to governmental agencies or the general public, the Company’s system of internal controls and the effectiveness of its control structure, the Company’s compliance with designated laws and regulations, and the Company’s accounting, auditing and financial reporting processes. In discharging its responsibilities, the audit committee shall:

•	Serve as an independent and objective party to monitor the Company’s financial reporting process and internal control system.

•	Review and evaluate the audit procedures and results of the Company’s independent auditors and internal auditors.

•	Maintain free and open means of communication between the board of directors, the independent auditors, the internal auditors, and the management of the Company.

•	On an annual basis, or more frequently if deemed appropriate, review and update this charter for consideration by the board of directors.

Organization

   The audit committee shall be comprised of directors who, as determined by the board of directors, meet the independence and expertise requirements of the New York Stock Exchange. The audit committee may consult or retain its own outside counsel and shall determine the degree of independence from the Company required from said counsel. The audit committee shall meet at least three times per year. Further, the audit committee may meet periodically by itself to discuss matters it determines require private audit committee or board of directors attention. Two members of the audit committee shall be a quorum to transact business.

Independent Auditors

   The independent auditors shall be engaged by and accountable to the audit committee and the board of directors. The audit committee shall, on an annual basis, obtain from the independent auditors a written disclosure delineating all of their relationships and professional services as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. Also, the audit committee shall review with the independent auditors the nature and scope of any disclosed relationships or professional services and take, or recommend that the board of directors take, appropriate action to ensure the continuing independence of the auditors.

Internal Audit

   The Company has engaged the internal audit department of National City Corporation to conduct all internal audit services. The general auditor of National City Corporation shall directly report to the chairman of the audit committee. The audit committee will oversee the internal audit function and determine that the general auditor of National City Corporation is establishing, maintaining and executing appropriate audit programs, policies and procedures that govern the examination and audit of the ledgers, records, procedures and operations of the Company and its affiliates.

A-1

Financial Reporting Oversight

   In discharging its responsibilities to oversee governmental and public reporting of financial information, the audit committee shall:

•	Review the financial statements, footnotes and related disclosures included in the Company’s annual report to stockholders and its annual report on Form 10-K with financial management, the independent auditors, and the general auditor of National City Corporation prior to the release and filing of such documents. Review with the independent auditors the results of their annual examination of the financial statements, including their report thereon, and determine their satisfaction with the disclosures and content of the financial statements. This review shall cover discussion of all items required by generally accepted auditing standards regarding required communications with audit committees. Ascertain that the results of any internal audit activity or regulatory reports were appropriately considered in preparing the financial statements.

•	Review quarterly financial results and information with financial management, the independent auditors, and the general auditor of National City Corporation to determine that the independent auditors do not take exception to the disclosure and content of the financial statements on Form 10-Q, to determine that the results of any internal audit activity or regulatory reports were appropriately considered in preparing the financial statements, and to discuss any other matters required to be communicated to the audit committee by the independent auditors.

•	Inquire of management, the general auditor of National City Corporation, and the independent auditors about significant risks or exposures and assess the steps management has taken to minimize such risk to the Company.

•	Provide an opportunity for the general auditor of National City Corporation and the independent auditors to meet with members of the audit committee without members of management present.

•	Review and approve the annual proxy disclosure regarding the activities and report of the audit committee for the year.

   While the audit committee has the responsibilities and powers set forth in this Charter, it is not the duty of the audit committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the audit committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company’s code of conduct.

A-2

Exhibit B

NATIONAL PROCESSING, INC.

2001 RESTRICTED STOCK PLAN

ARTICLE 1.

ESTABLISHMENT AND PURPOSE OF PLAN

   1.1  Establishment of the Plan. National Processing, Inc. hereby establishes the National Processing, Inc. 2001 Restricted Stock Plan (herein referred to as the “Plan”). The Plan shall become effective upon the later of (i) when approved by the shareholders of National Processing, Inc. and (ii) when adopted by the Board of Directors of National Processing, Inc. and shall remain in effect as provided.

   1.2  Purpose. The purpose of the Plan is to maximize the returns to the shareholders and promote the long-term profitability and success of National Processing, Inc. by providing equity interests and equity based incentives in National Processing, Inc. to key employees of National Processing, Inc. and its subsidiaries and by providing alternate means of compensation.

   1.3  Operation of the Plan. The Plan shall be administered by the Board.

ARTICLE 2.

DEFINITIONS

   2.1  Definitions. Whenever used herein, the following terms shall have the meanings set forth below, unless otherwise expressly provided. When the defined meaning is intended, the term is capitalized.

   (a)  “Active Participant” shall mean an Eligible Person who is approved by the Board for participation in the Plan.

   (b)  “Award” means the grant to a Participant of a certain number of shares of Restricted Stock.

   (c)  “Award Agreement” means the written agreement between the Participant and National Processing, Inc. relating to the Award of Restricted Stock to the Participant.

   (d)  “Board” means the Board of Directors of National Processing, Inc.

   (e)  “Change in Control” shall have the meaning set forth in Section 8.2.

   (f)  “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

   (g)  “Committee” means the Compensation Committee of the Board, a subcommittee of the Compensation Committee, or another committee of Directors of National Processing, Inc. appointed by the Board to serve as the committee responsible for administering the Plan.

   (h)  “Common Stock” means the Common Stock, without par value, of National Processing, Inc. or any other securities into which the Common Stock may be converted or for which they may be exchanged as contemplated by Section 3.3.

   (i)  “Director” means an elected or appointed member of the Board, but does not include any honorary member of the Board or other person not entitled as a matter of law to vote and otherwise participate in regular meetings of the Board.

   (j)  “Disability” means, as to a specific Participant, permanent disability as defined in the provisions of the Award Agreement relating to that Participant.

   (k)  “Early Retirement” means, as to a specific Participant, early retirement as defined in the provisions of the Award Agreement relating to that Participant.

   (l)  “Eligible Person” means an Employee.

   (m)  “Employee” means an individual employed by National Processing, Inc. or any Subsidiary. A member of the Board who is not otherwise an Employee shall not be deemed an Employee of National Processing, Inc. for purposes of this Plan.

   (n)  “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, all as in effect from time to time.

   (o)  “National Processing, Inc.” means National Processing, Inc., an Ohio Corporation, or any successor.

   (p)  “Normal Retirement” means, as to a specific Participant, normal retirement as defined in the provisions of the Award Agreement relating to that Participant.

   (q)  “Participant” means and includes all persons who are then registered owners of Restricted Stock.

   (r)  “Plan Restrictions” means the restrictions set forth in Article 5 hereof on any transfer of Common Stock, or any interest therein, which is the subject of an Award granted hereunder.

   (s)  “Restricted Period” means that period of time, as determined pursuant to the Plan, during which the Common Stock subject of an Award is not transferable by reason of Plan Restrictions.

   (t)  “Restricted Stock” means shares of Common Stock the transfer or alienation of which are restricted by reason of Plan Restrictions.

   (u)  “Retirement” means Normal Retirement or Early Retirement each as defined herein.

   (v)  “Subsidiary” means any entity in which National Processing, Inc. directly or indirectly controls 50% or more of the voting equity securities.

   2.2  Gender and Number. Except when otherwise indicated by the context, any masculine terminology used herein also shall include the feminine, and the definition of any term in the singular shall include the plural.

ARTICLE 3.

STOCK SUBJECT TO PLAN

   3.1  Authorized Amount. Subject to adjustment as provided by this Plan, the total number of shares of Common Stock reserved and available for distribution under the Plan shall be Five Hundred Thousand (500,000) shares of Common Stock. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares.

   3.2  Effect of Forfeitures. If any Participant forfeits any shares of Restricted Stock that are subject to any Award granted hereunder, or any such Award otherwise terminates with respect to any shares of Restricted Stock thereunder without the Plan Restrictions being terminated, such shares shall again be available for distribution in connection with future Awards under the Plan.

   3.3  Adjustments. In event of any stock dividend, stock split, combination of shares, recapitalization or other change in capital structure of National Processing, merger, consolidation, spinoff, reorganization, partial or complete liquidation, issuance of rights or warrants to purchase securities, or any other corporate transaction or event having an effect similar to any of the foregoing, the Board may make such substitution or adjustment in the aggregate number of shares of Common

Stock and, if necessary, in the kind of securities reserved for issuance under the Plan, and in the number of shares subject of outstanding Awards granted under the Plan in the aggregate or to any Participant and in the number of shares specified in Section 4.2 hereof, all as may be determined to be appropriate by the Board, acting in its sole discretion, provided that the number of shares subject to any Award shall always be a whole number.

   3.4  Fractional Shares. National Processing, Inc. shall not be required to issue any fractional share of Common Stock pursuant to this Plan. The Board may provide for the elimination of fractions or the settlement of fractions in cash.

ARTICLE 4.

ELIGIBILITY AND PARTICIPATION

   4.1  Eligibility. The Board shall, from time to time, determine those Eligible Persons who are to receive Awards hereunder.

   4.2  Limitation. No Participant shall have granted to him or to her, or on his or on her behalf, in one or more Awards, more than One Hundred Thousand (100,000) shares of Common Stock in the aggregate under this Plan.

   4.3  Termination. If a Participant ceases to be an Eligible Person during a Restricted Period, the Award Agreement shall provide the extent to which the Plan Restrictions on the Restricted Stock, or any portion thereof, subject of such Award Agreement shall lapse or whether all or any portion of such Restricted Stock shall be forfeited. Restricted Stock which is forfeited shall be returned to National Processing, Inc from the escrow established under Section 5.9, and the Participant shall have no further interest in such stock.

ARTICLE 5.

AWARDS

   5.1  General. The Board shall, from time to time, designate those Eligible Persons to be granted Awards under the Plan, the number of shares of Restricted Stock to be granted in an Award to an Eligible Person, the terms upon which the Plan Restrictions on any Restricted Stock shall lapse and the Restricted Stock will become freely transferable, and such other conditions as the Board may deem appropriate. Not all grants of Awards need to be on the same terms and conditions even though granted at the same time, and the terms of Award Agreements may vary from time to time and from Participant to Participant, depending upon the purpose of the Award; provided, however, all Awards shall be subject of the provisions of Section 5.4 hereof.

   5.2  Limitation.

   (a)  The Plan Restrictions established by Section 5.1 hereof on any Award may be of any length of time as determined by the Board.

   (b)  No grants of Awards under the Plan may be made after the tenth anniversary of the Plan’s effective date.

   5.3  Additional Restrictions. Restricted Stock Awards shall be expressly subject to the terms and conditions of this Article 5, but the Board may establish additional restrictions on the transfer of the Common Stock subject of any Award.

   5.4  Plan Restrictions. During the Restricted Period for any Award, a Participant may not, voluntarily or involuntarily, sell, assign, encumber, pledge or otherwise transfer any shares of Restricted Stock subject of the Award, or any interest therein, otherwise than by will or the law of descent and distribution. Any attempted sale, assignment, encumbrance, pledge or other transfer of the Restricted Stock or any interest therein, in derogation of these restrictions shall result in a forfeiture to National Processing, Inc. of all Restricted Stock subject to such attempted transfer.

   5.5  Shareholder Rights. All Restricted Stock shall be registered in the shareholder records of National Processing, Inc. in the name of the Participant to whom the Award was made. Except for Plan Restrictions, and except for any additional restrictions contained in the Award Agreement including assignment of rights to dividends payable from time to time on the restricted stock (cash or property), the Participant shall have all rights of a holder of Common Stock.

   5.6  Award Agreement. Each Participant granted an Award of Restricted Stock shall enter into an Award Agreement with National Processing, Inc. in a form specified by the Board, agreeing to the terms and conditions of the Award and such other matters as the Board shall in its sole discretion determine, including any additional conditions of forfeiture. The execution and delivery of the Award Agreement by the grantee of the Award shall be a condition precedent to the registration in the name of the grantee of the Restricted Stock subject to the Award. A failure to execute and deliver the Award Agreement within sixty (60) days after the grant of an Award may terminate the Award upon the determination of the Board. The Award Agreement may, but need not, allow the Plan Restrictions to lapse serially or in total over any period of time as selected by the Board. If any Participant forfeits any shares of Restricted Stock that are subject to any Award, or any such award otherwise terminates with respect to any shares of Restricted Stock thereunder without the Plan Restrictions being terminated, the Participant shall have no further interest in such Restricted Stock.

   5.7  Legend. Each certificate issued in respect of Restricted Stock awarded under the Plan shall be registered in the name of the Participant, shall be deposited with National Processing, Inc. pursuant to Section 5.9 hereof together with a stock power endorsed in blank and signed by the Participant and shall bear the following (or a similar) legend:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the National Processing, Inc. 2001 Restricted Stock Plan and in an Agreement entered into between the registered owner hereof and National Processing, Inc.”

   5.8  Lapse of Restrictions. When the Plan Restrictions imposed by this Article 5 expire or have otherwise been satisfied with respect to one or more shares of Restricted Stock, subject to Section 10.2 hereof, the Corporation shall deliver to the Participant (or his legal representative, beneficiary or heir) within sixty (60) days thereafter Common Stock without the Legend referred to in Section 5.7 hereof and free of Plan Restrictions. The number of shares of Common Stock to be released shall be the same number as to which the Plan Restrictions have lapsed.

   5.9  Escrow. Certificates representing shares of Restricted Stock which are the subject of an Award shall be physically held by National Processing, Inc., or its nominee, during the Restricted Period. Upon the termination of the Restricted Period, National Processing, Inc. shall cause the certificate representing the shares of Common Stock subject of the Award to be reissued. If the Plan Restrictions have been satisfied as to any shares of Restricted Stock, such shares shall be removed from escrow and delivered to National Processing, Inc. for reissuance and delivery of Common Stock in the name of the Participant in accordance with Section 5.8. If any shares of Restricted Stock are to be forfeited, such shares shall be delivered to National Processing, Inc. for reissuance in the name of National Processing, Inc.

ARTICLE 6.

RIGHTS OF PARTICIPANTS

   6.1  Employment. Nothing in this Plan shall interfere with or limit in any way the right of National Processing, Inc. to terminate a Participant’s employment at any time with National

Processing, Inc. or any Subsidiary nor confer upon any Participant any right to continue in the employ of National Processing, Inc.

   6.2  Restrictions on Assignments. The interest of a Participant or his or her beneficiary under this Plan may not be sold, assigned, encumbered or transferred in any manner, either voluntarily or involuntarily, and any attempt to alienate, sell, transfer, assign, pledge encumber, or charge the same shall be null and void; neither shall the benefits hereunder be liable for or subject to the debts, contracts, liabilities, engagements, or torts of any person to whom such benefits or funds are payable, nor shall they be subject to garnishment, attachment, or other legal or equitable process, nor shall they be an asset in bankruptcy.

ARTICLE 7.

ADMINISTRATION

   7.1  Administration. The Plan shall be administered by the Board in accordance with any administrative guidelines and any rules that may be established from time to time by the Board. The procedures, standards and provisions of this Plan for determining eligibility for and amounts of Awards in themselves neither confer any rights, duties or privileges upon participants or Eligible Persons nor place obligations upon either the Board or National Processing, Inc., and accordingly, the Board may, in making such determinations hereunder, deviate from such procedures and standards in whatever manner that it, in its judgment, deems appropriate.

   The Board’s interpretation of this Plan or of any term of an Award granted pursuant thereto shall be final and binding on all Participants.

   The Board shall have the authority to establish, adopt or revise such rules or regulations relating to the Plan as it may deem necessary or advisable for the administration of the Plan. The Board may elect to defer the effective date of the Plan or the granting of any Award or the lapsing of any Plan Restrictions, if the Board determines that such actions may be necessary to be in compliance with any State or Federal statute, regulatory authority or judicial order.

   The Board shall have full power and authority to interpret, construe and administer the Plan and all Awards Agreements and its interpretations and construction hereof, and actions hereunder, including the timing, form, amount or recipient of any payment to be made hereunder, and its decisions shall be binding and conclusive on all persons for all purposes.

   The Board may from time to time delegate all or any part of its authority under this Plan to a Committee. To the extent of such delegation, references herein to the “Board” shall include the Committee. The Board may name assistants who may be, but need not be, members of the Board. Such assistants shall serve at the pleasure of the Board, and shall perform such functions as are provided for herein and such other functions as may be assigned by the Board.

   No member of the Board or Committee or any assistant shall be liable to any person for any action taken or omitted in connection with the interpretation or administration of this Plan or any Award Agreement unless attributable to his or her own willful misconduct or lack of good faith.

ARTICLE 8.

CHANGE IN CONTROL

   8.1  Treatment of Awards. In the event of a Change in Control all Plan Restrictions shall lapse and be of no further force or effect and National Processing, Inc. shall cause all outstanding Restricted Stock to be exchanged for Common Stock free of the legend set forth in Section 5.7 and of the Plan Restrictions.

   8.2  Definition of Change in Control. “Change in Control” shall mean the occurrence of any of the following events:

   (a)  National Processing, Inc. is merged, consolidated or reorganized into or with another corporation or other legal person not affiliated with National City Corporation, a Delaware Corporation, or any of its successors (“National City”), and as a result of such merger, consolidation or reorganization less than sixty-five percent of the combined voting power of then-outstanding securities of such corporation or person immediately after such transaction are held in the aggregate by the holders of voting stock immediately prior to such transaction;

   (b)  National Processing, Inc. sells or otherwise transfers all or substantially all of its assets to another corporation or other legal person not affiliated with National City, and as a result of such sale or transfer less than sixty-five percent of the combined voting power of the then-outstanding securities of such corporation or person immediately after such sale or transfer is held in the aggregate by the holders of Voting stock immediately prior to such sale or transfer;

   (c)  If, during any period of two consecutive years, individuals who at the beginning of such period constitute the Directors cease for any reason to constitute at least a majority thereof; provided, however, that for purposes of this clause (c) each Director who is first elected, or first nominated for election by National Processing shareholders, by a vote of at least two-thirds of the Directors (or a committee thereof) then still in office who were Directors at the beginning of any such period will be deemed to have been a Director at the beginning of such period.

   (d)  Notwithstanding the foregoing provisions of Sections 8.2(a) or 8.2(b), in the case where the individuals who constitute the Directors of the Corporation at the time a specific transaction described in Sections 8.2(a) or 8.2(b) is first presented or disclosed to the Board will, by the terms of the definitive agreement for that transaction, constitute at least a majority of the members of the board of directors of the resulting corporation or person immediately following such transaction, then, prior to the occurrence of any event that would otherwise constitute a Change in Control under any of the foregoing provisions of this Section 8.2, the Board may determine by majority vote of the Board that the specific transaction does not constitute a Change in Control under Sections 8.2(a) or 8.2(b).

   8.3  Effective Date of Change in Control. Notwithstanding the foregoing, in the event a Change in Control ultimately results from discussions or negotiations involving National Processing, Inc. or any of its officers or directors, the “Effective Date” of such Change in Control shall be the date such discussions or negotiations commenced; otherwise, such Effective Date or Change in Control shall be Implementation Date of such Change in Control.

   8.4  Implementation Date of Change in Control. The “Implementation Date” shall be the earliest to occur of the events specified in subsections (a), (b) or (c) of Section 8.2.

ARTICLE 9.

AMENDMENT OR TERMINATION

   9.1  Amendment. National Processing, Inc. expects to continue this Plan indefinitely, but reserves the right, by action of the Board, to amend it from time to time, or to discontinue it if such a change is deemed necessary or desirable except that shareholder approval shall be required for any amendment or modification of this Plan that, in the opinion of the National Processing, Inc.’s counsel, would be required by Section 162(m) of the Internal Revenue Code of 1986, as amended, or any regulations promulgated thereunder. However, if the Board should discontinue this Plan, Awards previously made shall nevertheless continue with the provisions of the Plan and Award Agreement as in effect prior to the Plan’s termination.

   9.2  Omission. The Board may for any period of time refrain from designating any Participants or may refrain from making any Awards, but such action shall not be deemed a termination of the Plan. No employee shall have any claim or right to be granted Awards under the Plan.

ARTICLE 10.

MISCELLANEOUS

   10.1  Expense. All expenses and costs in connection with the operation of the Plan shall be borne by National Processing, Inc..

   10.2  Withholding Taxes. National Processing, Inc. shall be entitled to take appropriate measures to withhold from the shares of Common Stock becoming free of Plan Restrictions or to otherwise obtain from the Participant sufficient sums for the amount National Processing, Inc. deems necessary to satisfy any applicable federal, state, local and/or foreign income tax withholding obligations or to make other appropriate arrangements with Participants to satisfy such obligations.

   10.3  Laws Governing. This Plan shall be construed in accordance with and governed by the laws of the State of Ohio.

   10.4  Plan Binding National Processing, Inc., Employees and Their Successors. This Plan shall be binding upon and inure to the benefit of National Processing, Inc., its successors and assigns and each Participant and his or her beneficiaries, heirs, executors, administrators and legal representatives.

NATIONAL PROCESSING, INC.

Notice of Annual Meeting

and
Proxy Statement

Annual Meeting of Shareholders

to be held on
May 10, 2001

Please fold and detach card at perforation before mailing.

NATIONAL PROCESSING, INC.	PROXY

Please indicate how you wish your shares to be voted. Unless otherwise indicated, the proxies will vote FOR proposals 1, 2 and 3.
THE BOARD OF DIRECTORS RECOMMEND THAT YOU VOTE “FOR” ALL PROPOSALS.
1.	ELECTION OF DIRECTORS

Nominees:	(01) Paul G. Clark	(02) Preston B. Heller, Jr.	(03) Robert G. Siefers

FOR all nominees listed above	WITHHOLD AUTHORITY

(except as listed to the contrary below)	to vote for all nominees listed above.
To withhold authority to vote for any individual nominee, write that nominee’s name or number below:

		FOR	AGAINST	ABSTAIN

2.	THE NATIONAL PROCESSING, INC. 2001 RESTRICTED STOCK PLAN

3.	THE SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS

IMPORTANT—THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.

VOTE BY TELEPHONE

Have your proxy card available when you call the Toll-Free number 1-800-250-9081 using a touch-tone telephone. You will be prompted to enter your Control Number. Please follow the simple prompts that will be presented to you to record your vote.

VOTE BY INTERNET

Have your proxy card available when you access the website http://www.votefast.com. You will be prompted to enter your Control Number. Please follow the simple prompts that will be presented to you to record your vote.

VOTE BY MAIL

Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to: Stock Transfer Dept National City Bank, P.O. Box 92301 Cleveland OH 44193-0900.

Vote by Telephone Call Toll-Free using a Touch-Tone phone: 1-800-250-9081	Vote by Internet Access the Website and Cast your vote: http://www.votefast.com	Vote by Mail Return your proxy in the Postage-paid envelope provided

Vote 24 hours a day, 7 days a week!
Your telephone or Internet vote must be received by 11:59 p.m. eastern daylight time on May 9, 2001 to be counted in the final tabulation.
If you vote by telephone or internet, please do not send your proxy by mail.

YOUR CONTROL NUMBER IS:

Proxy must be signed and dated below.
Please fold and detach card at perforation before mailing.

NATIONAL PROCESSING, INC.	PROXY

This proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Shareholders on May 10, 2001.
The undersigned shareholder of National Processing, Inc. (“National Processing”) hereby appoints Thomas A. Richlovsky and Carlton E. Langer and each of them, with power of substitution, proxies for the undersigned to vote all the shares of Common Stock of National Processing which the undersigned is entitled to vote at the Annual Meeting of Shareholders of National Processing to be held on May 10, 2001 and any adjournment thereof as follows and in their discretion to vote and act upon such other business as may properly come before the meeting. The Board of Directors recommends a vote FOR the slate of directors and Proposals 2 and 3.
UNLESS OTHERWISE INDICATED, THE PROXIES ARE INSTRUCTED TO VOTE FOR THE ELECTION OF THE NOMINEES LISTED ON THE OPPOSITE SIDE OF THIS CARD AS DIRECTORS, FOR THE NATIONAL PROCESSING, INC. 2001 RESTRICTED STOCK PLAN, AND FOR THE SELECTION OF ERNST & YOUNG LLP.

Signature(s)

Signature(s)

Date: ______________________, 2001

Please sign exactly as shown hereon. When signing as a fiduciary or on behalf of a corporation, bank, trust company or other similar entity, your title of capacity should be shown.